Exhibit 99.3
EXECUTIVE AGREEMENT
          This Agreement (the “Agreement”) made and entered into on May 16, 2007, by and between Dana Corporation, a Virginia corporation, whose principal place of business is located at 4500 Dorr Street, Toledo, Ohio (the “Corporation”), and Nick L. Stanage (the “Executive”), effective as of December 31, 2006.
          WHEREAS, on March 3, 2006, the Corporation and forty of its Subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Case No. 06-10354 (BRL) (Jointly Administered), (the “Bankruptcy Cases”); and
          WHEREAS, in accordance with the Memorandum Opinion of the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) dated November 30, 2006 (the “Opinion”), as supplemented by an Order of the Bankruptcy Court dated December 18, 2006 (the “Order”), the Corporation desires to enter into this agreement, subject to certain conditions and limitations, as provided herein (the “Agreement”) and the Order.
          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein, the Corporation and the Executive agree as follows:
1.	Base Salary. During the Bankruptcy Cases, the Executive shall be paid base salary at an annual rate of $336,000 (the “Annual Base Salary”), subject to increase upon Order of the Bankruptcy Court.

2.	(a) Additional Benefits and Compensation.
(i)	Annual Bonus. During the Executive’s employment, the Executive shall be eligible to receive annual short-term incentive awards or bonuses (each such award or bonus is hereinafter referred to as an “Annual Bonus”) pursuant to the Dana Corporation Annual Incentive Plan, and any successor or replacement plan (the Dana Corporation Annual Incentive Plan and such successor or replacement plans being referred to herein collectively as the “AIP”), in accordance with the terms thereof. Each Annual Bonus shall be determined and paid in accordance with the terms of the AIP.

(ii)	The EIC Plan. The Corporation hereby adopts an Executive Incentive Compensation Plan for the Executive (the “EIC Plan”) under which the Executive shall be eligible for a 2007 performance based incentive bonus (the “2007 EIC”) and a 2008 performance based incentive bonus (the “2008 EIC”), subject to the terms and conditions set forth herein and in the Order. Except as otherwise provided for herein, the EIC payment shall only be earned and payable if the Executive is employed at the end of the applicable fiscal year.
(1)	The Executive shall be eligible for a 2007 EIC payment of up to $633,333. The first $422,222 shall be earned by the Executive upon the achievement by the Corporation of EBITDAR for 2007 of $250 million and shall be paid in cash on the later of (a) 30 days following the filing of the Corporation’s audited 2007 financial statements with the Securities and Exchange Commission (the “SEC”) and (b) 30 days after the Corporation’s Emergence (the applicable date, the “2007 EIC Payment Date”), provided that in the event that the Corporation achieves EBITDAR for 2007 in excess of $250 million, the Executive shall earn an additional 2007 EIC payment equal to 10.55555 basis points on EBITDAR for 2007 in excess of $250 million, up to a cap of $450 million (the “Additional 2007 EIC Payment”). For purposes of this Agreement, the term “EBITDAR” shall have the meaning set forth in the term sheet attached as Exhibit A to the Order which is attached hereto as Exhibit B and incorporated herein by reference. For purposes of this Agreement, “Emergence” shall mean consummation by the Corporation of (i) a plan of reorganization under the Bankruptcy Code (the “Plan”) or (ii) a sale of all or substantially all of the Corporation’s assets pursuant to section 363 of the Bankruptcy Code. The Additional 2007 EIC Payment shall be paid in common stock (“Common Stock”) of the reorganized Corporation on the 2007 EIC Payment Date.

(2)	The Executive shall be eligible for a 2008 EIC payment of up to $316,667. The first $70,370 shall be earned by the Executive upon the achievement by the Corporation of EBITDAR for 2008 of $375 million, provided that in the event the Corporation achieves EBITDAR for 2008 in excess of $375 million, the Executive shall earn an additional 2008 EIC payment equal to (a) 14 basis points on EBITDAR for 2008 in excess of $375 million, up to a cap of $450 million, and (b) 7 basis points on EBITDAR for 2008 in excess of $450 million, up to a cap of $650 million. The entire 2008 EIC payment shall be paid in Common Stock on the later of (i) 30 days following the filing of the Corporation’s audited 2008 financial statements with the SEC and (ii) 30 days after the Corporation’s Emergence (the “2008 EIC Payment Date”).

(3)	For purposes of determining the number of shares of Common Stock to be issued to the Executive under Sections 2(a)(ii)(1) and (2), the value of the Common Stock will be its average closing price on the principal U.S. stock exchange on which it is traded during the thirty days before the 2007 EIC Payment Date or the 2008 EIC Payment Date, as applicable.

(4)	The 2007 EIC and 2008 EIC awards earned shall be subject to reduction under the “EBITDAR Adjustment Mechanism.” Under the EBITDAR Adjustment Mechanism, EBITDAR for the purposes of determining the minimum payment threshold for the 2007 EIC (excluding the first $422,222 cash payment in respect of the 2007 EIC award) and the 2008 EIC shall be reduced by unsecured claims allowed in the Bankruptcy Cases in excess of an unsecured claims threshold of $2.85 billion, as follows:
(A)	12.5% of the first $75 million in additional claims;

(B)	25% of the next $100 million in additional claims in excess of $75 million but not more than $175 million; and

(C)	75% of any additional claims in excess of $175 million.
For purposes of this Agreement, the term “allowed in the Bankruptcy Cases” shall mean the earlier of (a) the allowance of an unsecured claim in the Bankruptcy Cases or (b) an agreement regarding potentially allowable claims between the Corporation and the official committee of unsecured creditors appointed in the Bankruptcy Cases, or its successor, as designated in the Plan.
(b)	Maximum Bonus Compensation. Notwithstanding anything set forth herein, while the Bankruptcy Cases are pending the maximum annual compensation with respect to 2007 under Section 2(a) shall not exceed $1,217,638 (the “Maximum Annual Bonus Compensation”). For avoidance of doubt, the Maximum Annual Bonus Compensation shall not include (i) the Annual Base Salary and (ii) any payment made during a relevant fiscal year in respect of performance measures related to prior years.

(c)	Retirement Benefits. Subject to the provisions hereof, with respect to the Executive’s Supplemental Retirement Benefit, as evidenced by the Supplemental Executive Retirement Plan, effective as of August 29, 2005 (the “SERP”), accrued as of March 3, 2006 (the “Accrued Benefit”), the Corporation shall assume the Accrued Benefit upon the earlier of (i)

Emergence, or (ii) the Executive’s termination of employment by the Corporation without Cause (as defined in Section 3 below). All annual credits and interest credits accrued after March 3, 2006 with respect to the Supplemental Retirement Benefit shall be allowed in the Bankruptcy Cases as an administrative claim on the estate. However, if the Corporation’s defined benefit pension plans are terminated under either 29 U.S.C. § 1341 in a distress termination or 29 U.S.C. § 1342 in an involuntary termination, the Executive’s Accrued Benefit shall remain a general unsecured claim in the Bankruptcy Cases. Other than as provided herein, all other terms of the SERP shall remain in full force and effect.
3.	Certain Definitions. For purposes of this Agreement,

(a) “Disability” shall mean the absence of the Executive from the Executive’s duties with the Corporation on a full-time basis for 120 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably);

(b) “Cause” shall mean:
(i)	the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of the Corporation (the “Board”), or a committee thereof, or the Chief Executive Officer, which specifically identifies the manner in which the Board, the committee or the Chief Executive Officer, as applicable, believes that the Executive has not substantially performed the Executive’s duties, or

(ii)	the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.
     For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or a committee thereof or upon the instructions of the Chief Executive Officer, or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Corporation.

4.	At Will Employment; Obligations of the Corporation upon Termination of Employment. The Executive shall be employed by the Corporation at will, which means that either the Executive or the Corporation may terminate the employment relationship at any time and for any reason or no reason. Notwithstanding the foregoing, following the termination of the Executive’s employment, the Executive shall be entitled to the compensation and benefits provided for in this Section, as applicable depending on the circumstances of such termination.
(a)	Termination by the Corporation without Cause or due to death or Disability. If the Corporation shall terminate the Executive’s employment without Cause or if the Executive’s employment is terminated due to death or Disability, subject to and conditioned upon the execution by the Executive (or, if applicable, his estate) of, and his (or, as applicable, his estate) not revoking, a release in a form reasonably acceptable to the Corporation, the Executive (or, as applicable, his estate) shall be entitled to the following:
(1)	a contingent receivable for his 2007 EIC and 2008 EIC payments if the applicable EBITDAR thresholds have been or are subsequently met; provided, however, that the 2007 EIC and 2008 EIC shall each be pro rated for the time worked during the applicable year, such pro rata EIC to be determined by multiplying the 2007 EIC or 2008 EIC, as applicable, by a fraction, the numerator of which is the number of days in the applicable year through the date of termination, and the denominator of which is 365,

(2)	solely in the case of termination of employment by the Corporation without Cause (i) a lump sum cash severance payment equal to the maximum amount permissible under Section 503(c)(2) of the Bankruptcy Code, the amount to be calculated consensually with the Creditors’ Committee appointed in the Bankruptcy Cases, provided that, if no such consensus can be reached, the Bankruptcy Court shall determine the amount of such payment; and (ii) if the Executive timely elects COBRA continuation coverage, the Corporation shall pay that portion of the Executive’s COBRA premium that the Corporation would have been obligated to pay under the Dana Corporation Separation Plan for U.S. Employees; provided that the Corporation’s obligation under this subsection shall cease on the date the Executive becomes employed by a third party and is eligible for coverage under the group benefits plan of the new employer.
     Payments made pursuant to Section 5 shall be made in lump sum on the later of (A) such time as they would otherwise be payable under this Agreement or the applicable benefit plans and (B) earliest date permissible under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
(b)	Cause; Termination by the Executive. If the Executive’s employment shall be terminated by the Corporation for Cause or if the Executive terminates his employment, the Corporation shall have no further obligations to the Executive under this Agreement other than the obligation to pay through the date of termination the Executive’s Annual Base Salary, any compensation previously earned, any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), his vested benefits under any employee benefit plans maintained by the Corporation, including the SERP, and accrued but unused vacation pay, in each case to the extent not theretofore paid.
5.	Full Settlement. The Corporation’s obligation to make the payments provided for in this Agreement and under the SERP and otherwise to perform its obligations hereunder and under the SERP shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others.

6.	Confidential Information. The Executive shall execute contemporaneously with this Agreement, a Confidentiality, Non-Compete, Non-Solicitation, Non-Disclosure and Non-Disparagement Agreement in the form attached as Exhibit A (the “NDA Agreement”) which agreement shall supersede any and all agreements between the Corporation and the Executive relating to confidentiality, non-competition, non-solicitation, non-disclosure and non-disparagement.

7.	Successors. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the Executive, the Executive’s heirs and legal representatives, and the Corporation and its successors.

8.	Amendment or Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Board (and, if the Corporation is still operating under Chapter 11, the Bankruptcy Court) or any authorized committee of the Board and shall be agreed to in writing, signed by the Executive and by an officer of the Corporation thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

9.	Miscellaneous.
(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws,

and exclusive venue and jurisdiction shall lie in any federal or state court located in Ohio. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b)	All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Executive, at the most recent address for the Executive in the Corporation records,
If to the Corporation:
Dana Corporation
P.O. Box 1000
Toledo, Ohio 43697
Attention: Secretary
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
(c)	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)	The Corporation may withhold from any amounts payable under this Agreement such Federal, state or local taxes as it determines is required to be withheld pursuant to any applicable law or regulation.

(e)	This Agreement (including exhibits hereto) and the SERP contain the entire agreement of the parties concerning the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements concerning the subject matter are merged herein and superseded hereby.

(f)	No right, benefit or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt or obligation, or to execution, attachment, levy or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void and of no effect.

(g)	Nothing contained in this Agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and the Executive or any other person.

(h)	To the extent necessary to effectuate the terms of this Agreement, the terms of this Agreement (and the exhibits) which must survive the termination of the Executive’s employment or the termination of this Agreement (and the exhibits) shall so survive.

(i)	In the event of the Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to Executive’s legal representative or, where appropriate, to Executive’s beneficiary.

(j)	If any event provided for in this Agreement is scheduled to take place on a legal holiday, such event shall take place on the next succeeding day that is not a legal holiday.

(k)	Section 409A of the Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code. This Agreement shall be administered in a manner consistent with this intent, and any provision that would cause the Agreement to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Corporation without the consent of the Executive).

(l)	To the extent this Agreement is inconsistent with the terms and conditions of the Order, the Order shall govern.

          IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its duly authorized representative, and the Executive has executed this Agreement, as of the day and year first written above.

DANA CORPORATION

By:	/s/ R. B. Priory

Chairman, Compensation Committee

/s/ N. L. Stanage

Nick L. Stanage

EXHIBIT A
CONFIDENTIALITY, NON-COMPETE, NON-SOLICITATION,
NON-DISCLOSURE AND NON-DISPARAGEMENT AGREEMENT
          THIS CONFIDENTIALITY, NON-COMPETE, NON-SOLICITATION, NON-DISCLOSURE AND NON-DISPARAGEMENT AGREEMENT (the “Agreement”) is made and entered on the 16th day of May 2007 (the “Effective Date”), by and between Dana Corporation, a Virginia corporation, whose principal place of business is located at 4500 Dorr Street, Toledo, Ohio (the “Corporation”) and Nick L. Stanage (the “Executive”), pursuant to the Memorandum Opinion of the United States Bankruptcy Court for the Southern District of New York dated November 30, 2006 (the “Opinion”), and an Order of the Bankruptcy Court dated December 18, 2006 (the “Order”).
WITNESSETH:
          WHEREAS, the Executive is an employee of the Corporation;
          WHEREAS, on March 3, 2006, the Corporation and forty of its Subsidiaries (the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Case No. 06-10354 (BRL) (jointly Administered), (the “Bankruptcy Cases”);
          WHEREAS, the Corporation and the Executive wish to resolve certain issues between them arising from or relating to the Executive’s service and employment with the Corporation.
          NOW, THEREFORE, in consideration of the premises and the promises and agreements contained herein and other good and valuable consideration (including the Executive’s continued employment by the Corporation), the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Corporation and the Executive agree as follows:
1. Confidential Information.
     (a) The Executive agrees not to disclose, either while in the Corporation’s employ or at any time thereafter, to any person not employed by the Corporation, or not engaged to render services to the Corporation, except with the prior written consent of an officer authorized to act in the matter by the Corporation’s Board of Directors (the “Board”), any confidential information of the Corporation, its Subsidiaries and Affiliates (both, as defined below) obtained by him while in the employ of the Corporation, including, without limitation, information relating to the finances, strategy, organization, operations, inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, supplies, client relationships, marketing strategies or trade secrets of the Corporation and its Subsidiaries and Affiliates; provided, however, that this provision shall not preclude the Executive from use or disclosure of information known

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generally to the public or of information not considered confidential by persons engaged in the business conducted by the Corporation or from disclosure required by law or court order if, in the case of such required disclosure, the Executive has given the Corporation reasonable prior notice in order to permit the Corporation to take steps to protect the information from public disclosure. The agreement herein made in this Section 1(a) shall be in addition to, and not in limitation or derogation of, any obligations otherwise imposed by law upon the Executive in respect of confidential information and trade secrets of the Corporation, its Subsidiaries and Affiliates.
     (b) The Executive also agrees that upon leaving the Corporation’s employ he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, and he will surrender to the Corporation any record, list, drawing, blueprint, specification or other document or property of the Corporation, its Subsidiaries and Affiliates, together with any copy and reproduction thereof, mechanical or otherwise, which is of a confidential nature relating to the Corporation, its Subsidiaries and Affiliates, or, without limitation, relating to its or their finances, strategy, organization, operations, inventions, processes, formulae, plans, devices, compilations of information, methods of distribution, customers, suppliers, client relationships, marketing strategies or trade secrets, or which was obtained by him or entrusted to him during the course of his employment with the Corporation.
2. Competition.
     (a) The Executive agrees that he will not engage in Competition at any time while employed by the Corporation and during the twelve (12) month period immediately following termination of the Executive’s employment for any reason (the “Non-Competition Period”). In addition, following the termination of his employment for any reason, the Executive agrees that he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or directors, officers or employees, or the operations, brands or products of the Corporation or any of its Subsidiaries or Affiliates, provided that nothing in this sentence shall prevent the Executive from making any truthful statement in connection with any legal proceeding or any investigations by the Corporation, any of its Subsidiaries or Affiliates or any governmental authority.
     (b) The word “Competition” for the purposes of this Agreement shall mean
     (i) taking a management position with or control of a business engaged in the design, development, manufacture, marketing or distribution of products which constituted 15% or more of the sales of the Corporation and its Subsidiaries and Affiliates during the last fiscal year of the Corporation preceding the termination of the Executive’s employment in any geographical area in which the Corporation, its Subsidiaries or Affiliates is at the time engaging in the design, development, manufacture, marketing or distribution of such products; provided, however, that in no event shall ownership of less than 5% of the outstanding capital stock entitled to vote for the election of directors of a corporation with a class of

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equity securities held of record by more than 500 persons, standing alone, be deemed Competition within the meaning of this Agreement,
     (ii) soliciting, encouraging, or inducing or attempting to solicit, encourage or induce any employee of the Corporation or any of its Subsidiaries or Affiliates to terminate his or her employment relationship with the Corporation or such Subsidiary or Affiliate,
     (iii) soliciting or attempting to solicit any person who is a customer of the businesses conducted by the Corporation and its Subsidiaries and Affiliates, or any business in which the Executive has been engaged on behalf of the Corporation and its Subsidiaries or Affiliates at any time during his employment, in each case, with respect to any product or service being furnished, made, sold or leased, in a material respect, by the Corporation or such Subsidiary or Affiliate; provided that the foregoing shall not apply to any business which has been sold or divested by the Corporation prior to the date of termination, or
     (iv) persuading or seeking to persuade any customer of the Corporation or any of its Subsidiaries or Affiliates to cease to do business or to reduce the amount of business, in a material respect, which any customer has customarily done or contemplates doing with the Corporation or such Subsidiary or Affiliate, whether or not the relationship between the Corporation or its Subsidiary or Affiliate and such customer was originally established in whole or in part through the Executive’s efforts.
For purposes of Section 2(b)(iii) and (iv) only, during the portion of the Non-Competition Period following the termination of the Executive’s employment, the term “customer” shall mean a customer who has done business with the Corporation or any of its Subsidiaries or Affiliates within twelve months preceding the termination of the Executive’s employment.
     3. The Executive understands that the provisions of this Agreement may limit his ability to earn a livelihood in a business similar to the businesses of the Corporation and its Subsidiaries and Affiliates but nevertheless agrees and hereby acknowledges that the consideration provided by the Executive’s continued employment by the Corporation is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of the Executive’s education, skills and abilities, the Executive agrees that he will not assert in any forum that such provisions prevent the Executive from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.
     4. The Executive acknowledges and agrees that, by virtue of his position, services, and access to and use of confidential information, any violation by the Executive of any of the undertakings contained in this Agreement would cause the Corporation and if applicable, its Subsidiaries and/or Affiliates immediate, substantial and irreparable injury for which it or they have no adequate remedy at law. Accordingly, the Executive agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained

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in this Agreement. The Executive waives posting of any bond otherwise necessary to secure such injunction or other equitable relief. Rights and remedies provided for in this Agreement are cumulative and shall be in addition to rights and remedies otherwise available to the Corporation and its Subsidiaries and Affiliates under any other agreement or applicable law.
     5. If, at any time, the provisions of this Agreement shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope, the provisions of this Agreement shall be divisible and shall become immediately amended to cover only such area, duration or scope as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that Agreement as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.
     6. For all purposes of this Agreement, (1) a “Subsidiary” shall mean a corporation or other entity, of which 50% or more of the voting securities or other equity interests is owned directly, or indirectly through one or more intermediaries, by the Corporation, and (2) an “Affiliate” shall mean a corporation or other entity which is not a Subsidiary and which directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation. For the purpose of this definition, the terms “control,” “controls” and “controlled” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.
[The remainder of this page is intentionally blank.]

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          IN WITNESS WHEREOF, the Corporation and the Executive have executed and delivered this Agreement as of the date set forth above.

DANA CORPORATION

By:

Chairman, Compensation Committee

Nick L. Stanage

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EXHIBIT B
[Omitted]

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